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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of USA Waste Services, Inc. on Form S-3 of our report dated March 10, 1995, on our audits of the consolidated financial statements of USA Waste Services, Inc. as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which is included in USA Waste Services, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended by Form 10-K/A and included in and incorporated by reference into the USA Waste Services, Inc.'s Joint Proxy Statement and Prospectus dated May 19, 1995, and our report dated July 14, 1995, on our audits of the supplemental consolidated financial statements of USA Waste Services, Inc. as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which is included in USA Waste Services, Inc.'s Current Report on Form 8-K dated June 30, 1995. We also consent to the reference to our firm under the caption "Experts."

                                            COOPERS & LYBRAND L.L.P.

Dallas, Texas
October 2, 1995